OLD POINT FINANCIAL CORPORATION

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Vote by Internet

- Go to **www.envisionreports.com/OPOF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholders' Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Old Point Financial Corporation Annual Stockholders' Meeting to be Held on May 22, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2017 Annual Report to Stockholders are available at:

www.envisionreports.com/OPOF

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/OPOF** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

You will need the number in the shaded bar above.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 11, 2018 to facilitate timely delivery.

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Stockholders' Meeting Notice

Old Point Financial Corporation's 2018 Annual Meeting of Stockholders will be held on Tuesday, May 22, 2018 at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia 23666 at 6:00 pm Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote <u>FOR</u> all the nominees listed in Proposal 1, <u>FOR</u> Proposal 2 and <u>FOR</u> Proposal 3.

1. To elect 13 directors to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders, as described in the proxy statement:

   01 - Stephen C. Adams, 02 - James Reade Chisman, 03 - Russell Smith Evans, Jr., 04 - Michael A. Glasser
   05 - Dr. Arthur D. Greene, 06 - John Cabot Ishon, 07 - William F. Keefe, 08 - Tom B. Langley
   09 - Dr. H. Robert Schappert, 10 - Robert F. Shuford, Sr., 11 - Robert F. Shuford, Jr., 12 - Ellen Clark Thacker
   13 - Joseph R. Witt

2. To approve, in an advisory, non-binding vote, the compensation of the Company's named executive officers, as described in the proxy statement;
3. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement. Only stockholders of record at the close of business on March 13, 2018 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online at www.envisionreports.com/OPOF or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

To obtain directions to attend the annual meeting and vote in person, please call Sandra Routten, Corporate Administrative Officer at 757-728-1231.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/OPOF**. Click "Cast Your Vote or Request Materials". Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Old Point Financial Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials for the current meeting must be received by May 11, 2018.

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